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                                  EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Form 8-K dated August 9, 1995 of Brite Voice Systems, Inc. of our report dated April 7, 1995 with respect to the financial statements of Telecom Services Limited (U.S.), Inc. and Affiliates included in the Proxy Statement of Brite Voice Systems dated July 17, 1995 pertaining to the Agreement and Plan of Reorganization and Merger between Brite Voice Systems, Inc. and Telecom Services Limited (U.S.), Inc. and Affiliates.


                                                          /s/Ernst & Young LLP


Ernst & Young LLP
MetroPark, New Jersey

August 17, 1995